Exhibit 4.5

Warrant Indenture

THIS WARRANT INDENTURE is dated as of January 17, 2003,

BETWEEN:
Bear Creek Mining Corporation, a Yukon company located at Suite 410, 625 Howe Street, Vancouver, B.C., V6C 2T6
(the “Company”);
AND:
Pacific Corporate Trust Company, a trust company incorporated under the laws of the Province of British Columbia and authorized to carry on trust business in the Province of British Columbia and having its office at 10th Floor, 625 Howe Street, Vancouver, B.C., V6C 3B8
(the “Trustee”)

WHEREAS:

A.       In connection with the Offering, the Company has filed a prospectus offering for sale up to 11,000,000 Units, each Unit consisting of one Common Share, one-half of one non-transferable Series C Warrant, and the Company has agreed to issue up to 5,500,000 Series C Warrants included in such Units pursuant to this Indenture;

B.       Additionally the prospectus qualifies for issuance 1,300,000 Loan Units, each Unit consisting of one Common Share, one-half of one Series A Warrant and one-half of one Series B Warrant and the Company has agreed to issue up to 650,000 Series A Warrants and 650,000 Series B Warrants (collectively, the Series A Warrants, the Series B Warrants and the Series C Warrants are the “Warrants”);

C.       Subject to the adjustment provisions in this Indenture, each whole Series A Warrant is exercisable to acquire one Warrant Share for a term of 12 months from the date of issuance at a price of US$0.50, and each whole Series B Warrant is exercisable to acquire one Warrant Share for a term of 12 months from the date of issuance at a price of US$0.75, and each whole Series C Warrant is exercisable to acquire one Warrant Share for a term of 12 months from the date of issuance at a price of US$0.75;

D.       The Warrants are non-transferable nor interchangeable;

E.       The Trustee has agreed to enter into this Indenture and to hold all rights, interests and benefits contained in this Indenture for and on behalf of those persons who become Warrantholders pursuant to this Indenture;

F.       All capitalized terms used in these recitals have the meanings assigned to them in Subsection 1.1 below;

G.       All necessary resolutions have been passed by the Directors and all other proceedings taken and conditions complied with to authorize the execution and delivery of this Indenture and the execution and issue of the Warrants to be issued hereunder, to reserve the Warrant Shares for issuance upon the exercise of the Warrants and to make this Indenture legal, valid and binding upon the Company; and

H.       All things necessary have been done and performed to make the Warrants, when countersigned by the Trustee and issued as provided in this Indenture, legal, valid and binding on the Company with the benefits of and subject to the terms of this Indenture.

NOW THEREFORE THIS INDENTURE WITNESSES that in consideration of the premises and the covenants of the parties, the Company hereby appoints the Trustee as trustee for the Warrantholders, to hold all rights, interests and benefits contained in this Indenture for and on behalf of those persons who become Warrantholders from time to time pursuant to this Indenture and it is hereby agreed and declared as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1     Definitions

In this Indenture, unless otherwise specified:

(a)	“Agent” means Haywood Securities Inc.;

(b)	“Alberta Act” means the Securities Act (Alberta) as amended;

(c)	“Applicable Legislation” means the provisions of the statutes of Canada and its provinces and the regulations under those statutes relating to trust indentures or the rights, duties or obligations of corporations and trustees under trust indentures as are from time to time in force and applicable to this Indenture;

(d)	“Applicable Securities Laws” means the applicable securities laws and regulations, together with the related rules, policies, notices and orders of the Provinces of British Columbia, Alberta and Ontario;

(e)	“B.C. Act” means the Securities Act (British Columbia), as amended;

(f)	“business day” means a day that is not a Saturday, Sunday, or civic or statutory holiday in British Columbia, Alberta or Ontario;

(g)	“Closing Date” means the day on which the Warrants are issued by the Company;

(h)	“Common Shares” means common shares with no par value in the capital of the Company provided that if the exercise rights are subsequently adjusted or altered pursuant to Subsection 6, “Common Shares” will thereafter mean the shares of common stock or other securities or property that a Warrantholder is entitled to on an exchange after the adjustment;

(i)	“Convertible Security” means a security of the Company (other than the Warrants) convertible into or exchangeable for or otherwise carrying the right to acquire Common Shares;

(j)	“Current Market Price” at any date, means the weighted average price per Common Share at which the Common Shares have traded:

(i)	on the Exchange;

(ii)	if the Common Shares are not listed on the Exchange, on any stock exchange upon which the Common Shares are listed as may be selected for this purpose by the Directors and approved by the Trustee; or

(iii)	if the Common Shares are not listed, on the over-the-counter market;

during the 20 consecutive trading days (on each of which at least 500 Common Shares are traded in board lots) ending the 15th trading day before such date, and the weighted average price will be determined by dividing the aggregate sale price of all Common Shares sold in board lots on the exchange or market, as the case may be, during the 20 consecutive trading days by the number of Common Shares sold;

(k)	“Director” means a director of the Company for the time being, and reference without more to action by the directors means action by the directors of the Company as a board or, whenever duly empowered, action by an executive committee of the board;

(l)	“dividends in the ordinary course” means such dividends declared payable on a Common Share in any fiscal year of the Company to the extent that such dividends or distributions in the aggregate do not exceed 5% of the Exercise Price in effect at the time and for such purposes the amount of any dividends or distributions paid in other than cash or shares shall be the fair market value of such dividends as determined by the directors;

(m)	“Exchange” means the TSX Venture Exchange;

(n)	“Exercise Price”, if used in relation to the Series A Warrant, means US $0.50, if used in relation to the Series B Warrant, means US $0.75, and if used in relation to the Series C Warrants means US$0.75;

(o)	Loan Units means a unit of the Company issued pursuant to the prospectus, each consisting of one Common Share, one-half of one Series A Warrant and one-half of one Series B Warrant;

(p)	“Offering” means the Company’s public offering of 11,000,000 Units;

(q)	“Ontario Act” means the Securities Act (Ontario) as amended;

(r)	“person” means an individual, a corporation, a partnership, a trustee or any unincorporated organization and words importing persons have a similar meaning;

(s)	“Price Adjustment Factor”, at any time, means that number (as may be adjusted by Subsection 6 of this Indenture) which, when multiplied by the Exercise Price, gives the Subscription Price and that number, as at the date of this Indenture, is equal to one;

(t)	“Regulatory Authorities” means the British Columbia Securities Commission, the Alberta Securities Commission, the Ontario Securities Commission and the Exchange;

(u)	“Series A Warrant” means one whole non-transferable share purchase warrant authorized to be created by the Company, one-half of which is issued as part of each Loan Unit and certified pursuant to this Indenture and entitling the holder thereof, subject to adjustment in accordance with the terms of this Indenture, to purchase one Warrant Share at any time during the Warrant Exercise Period at the Exercise Price;

(v)	“Series A Warrant Certificate” means a warrant certificate in the form appended as Schedule “A” to this Indenture;

(w)	“Series B Warrant” means one whole non-transferable share purchase warrant authorized to be created by the Company, one-half of which is issued as part of each Loan Unit and certified pursuant to this Indenture and entitling the holder thereof, subject to adjustment in accordance with the terms of this Indenture, to purchase one Warrant Share at any time during the Warrant Exercise Period at the Exercise Price;

(x)	“Series B Warrant Certificate” means a warrant certificate in the form set out as Schedule “B” to this Indenture;

(y)	“Series C Warrant” means one whole non-transferable share purchase warrant authorized to be created by the Company, one-half of which is issued as part of each Unit and certified pursuant to this Indenture and entitling the holder thereof, subject to adjustment in accordance with the terms of this Indenture, to purchase one Warrant Share at any time during the Warrant Exercise Period at the Exercise Price;

(z)	“Series C Warrant Certificate” means a warrant certificate in the form set out as Schedule “C” to this Indenture;

(aa)	“Special Resolution” has the meaning given in Subsection 9.14;

(bb)	“Subscription Price” means at any time the subscription price payable for one Warrant Share upon the exercise at that time of either a Series A Warrant, Series B Warrant or Series C Warrant and calculated as the price which is the product of the Exercise Price and the Price Adjustment Factor as at that time;

(cc)	“trading day” with respect to a stock exchange means a day on which the stock exchange is open for business;

(dd)	“Transfer Agent” means the transfer agent for the time being of the Common Shares;

(ee)	“Trustee” means Pacific Corporate Trust Company or any lawful successor thereto, including through the operation of Subsection 11.8;

(ff)	“Unit” means a unit of the Company issued pursuant to the Offering, each consisting of one Common Share and one-half of one Series C Warrant;

(gg)	“Warrants” means the Series A Warrants the Series B Warrants and the Series C Warrants;

(hh)	“Warrant Exercise Period” means the period during which Warrantholders may exercise the Warrants, commencing on the date hereof and ending at 4:30 p.m. (Vancouver time) on:

(i)	for the Series A Warrants, the date which is 12 months from the date hereof;

(ii)	for the Series B Warrants, the date which is 12 months from the date hereof; and

(iii)	for the Series C Warrants, the date which is 12 months from the date hereof;

(ii)	“Warrant Indenture” means this Indenture pursuant to which the Warrants will be issued and governed;

(jj)	“Warrant Share” means a Common Share issuable upon exercise of one Warrant;

(kk)	“Warrantholders” means the holders of the Warrants for the time being; and

(ll)	“written order of the Company”, “written request of the Company”, “written consent of the Company” and “certificate of the Company” mean respectively a written order, request, consent and certificate signed in the name of the Company by any one Director or officer and may consist of one or more instruments so executed.

1.2     Interpretation

For the purposes of this Indenture and unless otherwise provided or unless the context otherwise requires:

(a)	“this Indenture”, “herein”, “hereby” and similar expressions mean or refer to this Warrant Indenture and any indenture, deed or instrument supplemental or ancillary hereto; and the expressions “Article”, “section” or “subsection” followed by a number or letter mean and refer to the specified Article, Subsection or Subsection of this Indenture;

(b)	words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders;

(c)	the division of this Indenture into Articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Indenture;

(d)	any capitalized term in this Indenture which is not defined in Subsection 1.1 will have the meanings defined elsewhere in this Indenture; and

(e)	in the event that any day on which the Warrant Exercise Period expires or on or before which any action is required to be taken under this Indenture is not a business day, then the Warrant Exercise Period will expire on or the action will be required to be taken on or before the next succeeding day that is a business day.

1.3     Schedules

Schedule “A”, Schedule “B” and Schedule “C” attached to this Indenture are integral parts of this Indenture.

1.4     Time of the Essence

Time is of the essence in all respects in this Indenture, the Warrants, the Series A Warrant Certificates, the Series B Warrant Certificates and the Series C Warrant Certificates.

1.5     Applicable Law

This Indenture, the Warrants, the Series A Warrant Certificates, the Series B Warrant Certificates and the Series C Warrant Certificates will be construed and enforced in accordance with the laws of the Province of British Columbia and will be treated in all respects as British Columbia contracts, and the Company, the Trustee and the Warrantholders each attorn and submit to the non-exclusive jurisdiction of the Courts of British Columbia in connection with any disputes which may arise hereunder or under the Warrants.

1.6     Meaning of “outstanding” for Certain Purposes

Every Series A, Series B or Series C Warrant Certificate certified and delivered by the Trustee under this Indenture will be deemed to be outstanding until the expiry of the Warrant Exercise Period, as applicable, or until it is surrendered to the Trustee upon the exercise thereof pursuant to Section 5, provided however that:

(a)	a Warrant which has been partially exercised will be deemed to be outstanding only to the extent of the unexercised part of the Warrant;

(b)	where a Series A, Series B or Series C Warrant Certificate has been issued in substitution for a Series A, Series B or Series C Warrant Certificate which has been lost, stolen or destroyed, only one of them will be counted for the purpose of determining the number of Warrants outstanding; and

(c)	for the purpose of any provision of this Indenture entitling holders of outstanding Warrants to vote, sign consents, requests or other instruments or take any other action under this Indenture, Warrants owned legally or equitably by the Company will be disregarded, except that:

(i)	for the purpose of determining whether the Trustee will be protected in relying on any such vote, consent, request or other instrument or other action, only the Warrants of which the Trustee has notice that they are so owned will be so disregarded; and

(ii)	Warrants so owned which have been pledged in good faith other than to the Company will not be so disregarded if the pledgee will establish to the satisfaction of the Trustee the pledgee’s right to vote the Warrants in his discretion free from the control of the Company, and the terms of the pledge thereof as to the right to vote will govern.

2.       ISSUE OF WARRANTS

2.1     Creation and Issue of Warrants

A total of up to 650,000 Series A Warrants, 650,000 Series B Warrants and 5,500,000 Series C Warrants, each Warrant entitling the holder thereof to purchase one Warrant Share, as adjusted from time to time pursuant to this Indenture, are hereby created and issued, executed by the Company and certified by or on behalf of the Trustee, and delivered by the Company in accordance with Subsection 2.4.

2.2     Terms of Warrants

Subject as hereinafter provided in this Indenture, each whole Warrant will be non-transferable and will entitle its holder, upon exercise in accordance with this Indenture, to purchase one Warrant Share at any time during the Warrant Exercise Period at the Exercise Price, as applicable.

2.3     Form of Warrants

The Warrants will be initially evidenced by Series A Warrant Certificates, Series B Warrant Certificates and Series C Warrant Certificates with such additions, variations or omissions as may be permitted by the provisions of this Indenture or may from time to time be agreed upon between the Company and the Trustee and will be numbered in the manner as the Company with the approval of the Trustee may prescribe, and will bear such legends as may be required under the Applicable Securities Laws.

2.4     Warrant Certificates

Series A Warrant Certificates, Series B Warrant Certificates and Series C Warrant Certificates to be issued and delivered from time to time under this Indenture will be executed by the Company and certified by the Trustee to or upon the written order of the Company, without the Trustee receiving any consideration for such certification.

2.5     Issue in Substitution for Warrants

If a Series A Warrant Certificate, Series B Warrant Certificate or Series C Warrant Certificate becomes mutilated or is lost, destroyed or stolen (the “Old Certificate”), the Company, subject to Subsection 2.6, will issue and thereupon the Trustee will countersign or certify and deliver a new certificate of like tenor as the Old Certificate in exchange for and in place of and on surrender and cancellation of the mutilated certificate or in lieu of and in substitution for the lost, destroyed or stolen certificate, and the substituted Series A, Series B or Series C Warrant Certificate will entitle the holder thereof to the same rights and benefits and will bear the same legends as the Old Certificate.

2.6     Conditions for Replacement of Warrants

The applicant for the issue of a new certificate pursuant to Subsection 2.5 will bear the cost of the issue thereof and in case of loss, destruction or theft will, as a condition precedent to the issue thereof:

(a)	furnish to the Company and to the Trustee, or the Transfer Agent such evidence of ownership and of the loss, destruction or theft of the certificate to be replaced as is satisfactory to the Company and to the Trustee, or the Transfer Agent acting reasonably,

(b)	if so required, furnish an indemnity and surety bond or such security in amount and form satisfactory to the Company and to the Trustee, or the Transfer Agent acting reasonably, and

(c)	pay the reasonable charges of the Company and the Trustee, or the Transfer Agent, in connection therewith.

2.7     Warrantholder not a Shareholder

Nothing in this Indenture or in the ownership of a Warrant evidenced by a Series A Warrant Certificate, Series B Warrant Certificate or Series C Warrant Certificate, or otherwise, will be construed as conferring on a Warrantholder any right or interest whatsoever as a shareholder of the Company, including but not limited to any right to vote at, to receive notice of, or to attend, any meeting of shareholders or any other proceeding of the Company or any right to receive any dividend or other distribution.

2.8     Warrants to Rank Pari Passu

Except as otherwise provided in this Indenture, each Warrant will rank pari passu with all other Warrants, whatever may be the actual date of issue of the Series A, Series B or Series C Warrant Certificates that evidence them.

2.9     Execution of Warrants

Series A Warrant Certificates, Series B Warrant Certificates and Series C Warrant Certificates will be signed by any one Director and/or officer of the Company. The signature of such Director or officer may be mechanically reproduced and Series A, Series B and Series C Warrant Certificates bearing such mechanically reproduced signatures will be binding upon the Company as if they had been manually signed by the Director or officer. Notwithstanding that any of the persons whose manual or mechanically reproduced signature appears on any Series A, Series B or Series C Warrant Certificates as the officer or Director may no longer, prior to the certification and delivery of the Series A, Series B or Series C Warrant Certificate, hold the official capacity in which he signed, any Series A, Series B or Series C Warrant Certificate signed as aforesaid will be valid and binding upon the Company when the Series A, Series B or Series C Warrant Certificate has been certified by the Trustee in accordance with Subsection 2.10.

2.10   Certification by the Trustee

No Series A Warrant Certificate, Series B Warrant Certificate or Series C Warrant Certificate will be issued, or if issued, will be valid or entitle the holder to the benefit of this Indenture until it has been certified by the Trustee by being countersigned by or on behalf of the Trustee and the countersignature upon any Series A, Series B or Series C Warrant Certificate will be conclusive evidence as against the Company that the Series A, Series B or Series C Warrant Certificate so countersigned has been duly issued under this Indenture and is a valid obligation of the Company, and that the holder is entitled to the benefit of this Indenture.

2.11   Effect of Certification

The countersigning by or on behalf of the Trustee on any Series A Warrant Certificate, Series B Warrant Certificate or Series C Warrant Certificate issued under this Indenture will not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Warrants and the Trustee will in no respect be liable or answerable for the use made of any Series A, Series B or Series C Warrant Certificate or of the consideration therefor, except as otherwise specified in this Indenture. The countersignature of or on behalf of the Trustee will, however, be a representation and warranty by the Trustee that the Series A, Series B or Series C Warrant Certificate has been duly countersigned by or on behalf of the Trustee pursuant to the provisions of this Indenture.

3.       EXCHANGE OF WARRANTS

3.1     Exchange of Warrants

A Warrantholder may, at any time after the date of issue of a Warrant Certificate and prior to the expiry of the Warrant Exercise Period, upon surrender of such Warrant Certificate to the Trustee at its principal transfer office in the City of Vancouver exchange the Warrant Certificate of Series A Warrants, Series B Warrants or Series C Warrants for two or more Warrant Certificates of the respective Series of warrants entitling the Warrantholder to subscribe, in the aggregate, for the same number of Warrant Shares for which the Warrantholder may subscribe under the surrendered Warrant Certificate.

3.2     Charges for Exchange

On each exchange the Trustee may make a sufficient charge to reimburse it for any tax or other governmental charge required to be paid and, in addition, a reasonable charge for every Warrant Certificate issued upon the exchange and payment of the charges will be made by the party requesting the exchange, as a condition precedent to such exchange.

4.       REGISTER OF WARRANTS

4.1     Register of Warrants

The Company will cause to be kept by and at the principal offices of the Trustee in the City of Vancouver and by the Trustee or such other registrar as the Company, with the approval of the Trustee, may appoint, at such other place or places, if any, as the Company may designate with the approval of the Trustee, registers in which will be entered in alphabetical order the names and addresses (including street and number, if any) of the holders of Series A Warrants, Series B Warrants and Series C Warrants and particulars of the Series A, Series B and Series C Warrants held by them respectively.

4.2     Register to be Open for Inspection

The registers referred to in Subsection 4.1 will at all reasonable times be open for inspection by the Company, the Trustee or any Warrantholder. The Trustee and every registrar will from time to time when requested so to do by the Company, by the Trustee or by a Warrantholder furnish the Company, the Trustee or upon payment by the Warrantholder of a reasonable fee, the Warrantholder, as the case may be, with a list of names and addresses of holders of Series A Warrants, Series B Warrants or Series C Warrants, as the case may be, entered on the registers kept by them and showing the number of Series A, Series B or Series C Warrants held by each such holder.

5.       EXERCISE OF WARRANTS

5.1     Method of Exercise of Warrants

Subject to and upon compliance with the provisions of this Section 5, a Warrantholder may, during the Warrant Exercise Period, exercise the right of purchase under a Series A Warrant Certificate, Series B Warrant Certificate, as provided in this Indenture, by surrendering the Series A, Series B or

Series C Warrant Certificate, as applicable, to the Trustee at its principal transfer office in the City of Vancouver during normal business hours on a business day, together with a fully completed and duly executed exercise form (in the form attached to, or imprinted upon, the Series A, Series B or Series C Warrant Certificate), and the Subscription Price applicable at the time of the surrender calculated in accordance with the provisions of this Indenture.

5.2     Payment of Subscription Price

The Subscription Price for Warrant Shares subscribed for under Warrants will be paid in cash, by certified cheque, bank draft or money order payable to or to the order of the Company or to the Trustee at par at the city where the Series A Warrant Certificate, Series B Warrant Certificate or Series C Warrant Certificate is surrendered.

5.3     Effect of Exercise of Warrants

Subject to Subsection 5.4, on exercise of a Warrant, the Company will cause to be issued to the person or persons in whose name or names the Warrant Shares so subscribed for are to be issued as specified in the exercise form the number of Warrant Shares to be issued to such person or persons and such person or persons will become a shareholder or shareholders of the Company in respect of those Warrant Shares with effect from the date on which the Warrant is exercised and will be entitled to delivery of a certificate or certificates evidencing the Warrant Shares and the Company will cause the certificate or certificates to be mailed to such person or persons at the address or addresses specified in the exercise form within five business days of the date on which the Warrant is exercised.

5.4     Delivery of Share Certificates and Warrant Certificates

Notwithstanding any provision contained in this Indenture to the contrary, the Company will not be required to deliver certificates for Warrant Shares in any period while the share transfer books of the Company are closed prior to any meeting of shareholders or for the payment of dividends or for any other purpose and, in the event of the exercise of any Warrant during any such period, delivery of certificates for Warrant Shares may be postponed for a period not exceeding five business days after the date of the reopening of the share transfer books.

5.5     Completion of Exercise Form

Every exercise form will be signed by the Warrantholder who desires to exercise in whole or in part the right of purchase therein provided for, will specify the number of Warrant Shares that the Warrantholder wishes to purchase (being not more than he is entitled to purchase), the person or persons in whose name or names the Warrant Shares which the subscriber desires to purchase are to be issued and his or their address or addresses and the number of Warrant Shares to be issued to each such person, if more than one is so specified.

5.6     Payment of Applicable Taxes and Charges

If any Warrant Shares subscribed for are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Company or to the Trustee on its behalf an amount equal to all exigible transfer taxes or other government charges, and the Company will not be required to issue or deliver any certificate evidencing any Warrant Shares unless or until that amount has been so paid or the Warrantholder has established to the satisfaction of the Company that the taxes and charges have been paid or that no taxes or charges are owing.

5.7     Partial Exercise of Warrant

A Warrantholder may subscribe for and purchase any lesser number of Warrant Shares than the number of Warrant Shares to which such holder is entitled upon the exercise of Warrants, in which case the Warrantholder will be entitled to receive a new Series A Warrant Certificate, Series B Warrant Certificate or Series C Warrant Certificates, as applicable, in respect of the Warrant Shares purchasable under the Series A, Series B or Series C Warrant Certificate and not then subscribed for and purchased, and the Trustee will issue a new Series A, Series B or Series C Warrant Certificate, as applicable, upon surrender of the Series A, Series B or Series C Warrant Certificate, if satisfied that the new Series A, Series B or Series C Warrant Certificate is properly issuable.

5.8     Expiration of Warrants

No holder of any Warrant or any other person shall have any rights, under or by virtue of such Warrant or of this Indenture, to subscribe for or purchase any Warrant Shares at any time subsequent to the Warrant Exercise Period. Following the Warrant Exercise Period, all rights under this Indenture and/or under any of the Warrants in respect of which the right of subscription and purchase herein and therein provided for shall not theretofore have been exercised shall wholly cease and terminate and said Warrants shall be wholly void and of no value or effect.

5.9     Surrender of Warrant Certificate

Surrender of a Series A Warrant Certificate, Series B Warrant Certificate or Series C Warrant Certificate and the exercise form and payment of the Subscription Price will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission, on actual receipt thereof by, the Trustee at the office specified in Subsection 5.1.

5.10   Cancellation of Surrendered Warrants

All Warrants exercised as provided in Subsection 5.1, partially exercised as provided in Subsection 5.7 or exchanged for other Warrants as provided in Subsection 3.1 will be cancelled and destroyed by the Trustee and, if required by the Company, the Trustee will furnish the Company with a certificate as to the destruction.

6.       ADJUSTMENT OF SUBSCRIPTION PRICE AND NUMBER OF WARRANT SHARES

6.1     Definitions

In this Article, each of the terms “record date” and “effective date” mean the close of business on the relevant date.

6.2     Adjustment of Subscription Price and Subscription Rights

The Subscription Price and the number of Warrant Shares to be acquired by a Warrantholder on exercise of Warrants will be adjusted from time to time in the events and in the manner provided and in accordance with the provisions of and rules set out in this Section 6.

6.3     Share Reorganization

If and whenever at any time from the date of this Indenture to the expiry of the Warrant Exercise Period, the Company:

(a)	issues Common Shares or Convertible Securities to all or substantially all of the holders of Common Shares by way of stock dividend, other than (i) the issue from time to time of Common Shares or Convertible Securities by way of stock dividend to shareholders who elect to receive Common Shares or Convertible Securities in lieu of cash dividends in the ordinary course or pursuant to a dividend reinvestment plan or (ii) as dividends in the ordinary course,

(b)	subdivides the outstanding Common Shares into a greater number of shares, or

(c)	combines or consolidates the outstanding Common Shares into a lesser number of shares,

each of such events being a “Share Reorganization”, the Price Adjustment Factor will be adjusted, effective immediately after the record date for the dividend or, in the case of a subdivision, combination, consolidation or reduction, effective immediately after the record date or the effective date if no record date is fixed, to the number that is the product of:

(i)	the Price Adjustment Factor in effect on that effective date or record date; and

(ii)	the fraction of which:

(A)	the numerator is the total number of Common Shares outstanding on that effective date or record date before giving effect to the Share Reorganization, and

(B)	the denominator is the total number of Common Shares that are or would be outstanding immediately after that effective date or record date after giving effect to the Share Reorganization.

Common Shares (and Common Shares issuable upon conversion or exchange of Convertible Securities) issued or to be issued under a Share Reorganization will be deemed to be outstanding on the record date or effective date for such Share Reorganization for the purpose of calculating the number of outstanding Common Shares under Paragraph 6.4(a) and 6.4(c). To the extent that any Convertible Securities issued to holders of Common Shares by way of a stock dividend are not so converted or exchanged into or for Common Shares prior to the expiration of the right to do so, the conversion price will then be readjusted to the conversion price which would then be in effect based upon the number of Common Shares actually issued upon the conversion or exchange of the Convertible Securities.

6.4     Rights Offering

(a)	If and whenever at any time from the date of this Indenture to the expiry of the Warrant Exercise Period, the Company fixes a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding Common Shares entitling them, for a period expiring not more than 45 days after the record date, to subscribe for or purchase Common Shares or Convertible Securities at a price per share (or having a conversion price per share) less than 95% of the Current Market Price on the earlier of the record date and the date on which the Company announces its intention to make such issuance (any such issuance being a “Rights Offering”), the Price Adjustment Factor will be adjusted on the record date so that it will equal the number which is the product of the Price Adjustment Factor in effect immediately prior to the record date and the fraction:

(i)	the numerator of which will be the total number of Common Shares outstanding immediately prior to the record date plus a number of Common Shares equal to the number arrived at by multiplying the total number of additional Common Shares offered for subscription or purchase or into or for which the total number of Convertible Securities so offered are convertible or exchangeable by the quotient obtained by dividing the purchase or subscription price for each Common Share offered for subscription or purchase or the conversion price for each Convertible Security so offered by such Current Market Price for the Common Shares; and

(ii)	the denominator of which will be the total number of Common Shares outstanding immediately prior to such record date plus the total number of additional Common Shares offered for subscription or purchase or into or for which the total number of Convertible Securities so offered are convertible or exchangeable.

The adjustment will be made successively whenever a record date is fixed, provided that if two or more such record dates or dates of announcement, as applicable, or record dates or dates of announcement, as applicable, referred to in Paragraph 6.4(c) are fixed within a period of 35 trading days, the adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any rights, options or warrants are not so issued or any of the rights, options or warrants so issued are not exercised prior to the expiration thereof, or any

Convertible Securities are not so converted into or exchanged for Common Shares prior to the expiration of the right to do so, the Price Adjustment Factor will be readjusted to the Price Adjustment Factor in effect immediately prior to the record date, and the Price Adjustment Factor will be further adjusted based upon the number of additional Common Shares actually delivered upon the exercise of the rights, options or warrants, or issued upon the conversion or exchange of the Convertible Securities, as the case may be.

(b)	If and whenever at any time from the date of this Indenture to the expiry of the Warrant Exercise Period, the Company fixes a record date for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares or Convertible Securities at a price per share (or having a conversion price per share) not less than 95% of the Current Market Price on the earlier of the record date and the date on which the Company announces its intention to make such issuance, the Price Adjustment Factor will not be adjusted.

(c)	If the purchase price provided for in any right, warrant or option issued in connection with a Rights Offering is decreased, or the conversion price for Convertible Securities issued in connection with a Share Reorganization is increased, the Price Adjustment Factor will forthwith be changed to whatever Price Adjustment Factor would have been obtained had the adjustment made in connection with the issuance of all such rights, warrants, options or Convertible Securities been made upon the basis of the purchase price as so decreased or the conversion price as so increased, provided that the provisions of this Paragraph 6.4(c) will not apply to any increase or decrease resulting from provisions in any rights, warrants, options or securities designed to prevent dilution if the increase or decrease will not have been proportionately greater than the change, if any, in the Price Adjustment Factor to be made at the same time pursuant to the provisions of this Subsection 6.4.

6.5     Special Distribution

If and whenever at any time from the date of this Indenture to the expiry of the Warrant Exercise Period the Company will fix a record date for the making of an issue or distribution to all or substantially all the holders of its outstanding Common Shares resident in Canada of:

(a)	shares of any class, excluding Common Shares or Convertible Securities referred to in Paragraph 6.3(a), whether of the Company or any other corporation;

(b)	rights, options or warrants, excluding those referred to in Paragraphs 6.4(a) and 6.4(b);

(c)	evidences of its indebtedness; or

(d)	property, cash or other assets, excluding dividends in the ordinary course or property distributed in lieu thereof at the option of the shareholders

(any of such events being a Special Distribution) then, in each such case, the Price Adjustment Factor will be adjusted on the record date so that it will equal the number that is the product of the Price Adjustment Factor in effect immediately prior to the record date and the fraction:

(i)	the numerator of which will be the total number of Common Shares outstanding immediately prior to the record date multiplied by the Current Market Price on the earlier of the day immediately prior to such record date and the date on which the Company announces its intention to make such issuance, less the aggregate fair market value (as determined by the Directors with the approval of the Trustee, which determination, absent manifest error, will be conclusive) of the shares or rights, options or warrants or evidences of indebtedness or property, cash or assets so distributed, and

(ii)	the denominator of which will be the total number of Common Shares outstanding immediately prior to the record date multiplied by such Current Market Price,

provided that in no case will the denominator be less than 1.0.

The adjustment will be made successively whenever a record date is fixed, provided that if two or more such record dates or dates of announcement, as applicable, or record dates or dates of announcement, as applicable, referred to in Paragraph 6.4(a) are fixed within a period of 35 trading days, the adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any distribution is not so made, the Price Adjustment Factor will then be readjusted to the Price Adjustment Factor which would then be in effect if the record date had not been fixed or to the Price Adjustment Factor which would then be in effect based upon the shares or rights, options or warrants or evidences of indebtedness or property, cash or assets actually distributed, as the case may be.

6.6     Adjustment in Number of Common Shares

On any adjustment of the Price Adjustment Factor pursuant to Subsections 6.3, 6.5 or Paragraph 6.4(a), including any readjustment, the number of Warrant Shares purchasable on exercise of one Warrant will be adjusted, effective at the same time as the adjustment of the Price Adjustment Factor, by multiplying the number of Warrant Shares so purchasable immediately before the adjustment by a fraction which is the reciprocal of the fraction used in the adjustment of the Price Adjustment Factor.

6.7     Corporate Reorganization

(a)	If and whenever at any time from the date of this Indenture to the expiry of the Warrant Exercise Period there is:

(i)	a reclassification of the Common Shares outstanding, a change of Common Shares into other shares or securities, or any other capital reorganization of the Company except as described in Subsections 6.3 and 6.5 or Paragraphs 6.4(a) and 6.4(b);

(ii)	a consolidation, merger or amalgamation of the Company with or into another body corporate resulting in a reclassification of outstanding Common Shares or a change of Common Shares into other shares or securities; or

(iii)	a transaction whereby all or substantially all the Company’s undertaking and assets become the property of another corporation

(any of those events being a “Corporate Reorganization”), a holder who thereafter exercises Warrants will, subject to compliance with all applicable securities legislation and policies, be entitled to receive and will accept, for the Subscription Price then in effect, in lieu of the Warrant Shares (and any other securities to which Warrantholders are then entitled on the exercise of Warrants) to which he would otherwise have been entitled on exercise immediately prior to the Corporate Reorganization, the kind and amount of shares or other securities or property (including cash) that he would have been entitled to receive as a result of the Corporate Reorganization if, on the effective date thereof, he had been the holder of the number of Warrant Shares (and any other securities to which Warrantholders are then entitled on the exercise of Warrants) to which he would have been entitled on the exercise of the Warrant or Warrants immediately prior to the Corporate Reorganization.

(b)	As a condition precedent to taking any action that would require an adjustment pursuant to Paragraph 6.7(a), the Company will take all action that, in the opinion of counsel, is necessary in order that the Company, any successor or any successor to its assets and undertaking, will be obligated to and may validly and legally issue as fully paid and non-assessable all the Warrant Shares or other shares or securities or property to which Warrantholders will be entitled on the exercise of Warrants thereafter.

(c)	If necessary as a result of any Corporate Reorganization, appropriate adjustments will be made in the application of the provisions set forth in this Subsection 6 with respect to the rights and interests of Warrantholders to the end that the provisions set forth in this Section 6 will thereafter correspondingly be made applicable as nearly as may reasonably be possible to any shares or other securities or property thereafter deliverable on the exercise of a Warrant. Any such adjustment will be subject to compliance with all applicable securities legislation and policies and will be made by and set forth in an amendment hereto approved by the directors and by the Trustee and will for all purposes be conclusively deemed to be an appropriate adjustment.

6.8     Subscription Rights Adjustment Rules

The following rules and procedures will be applicable to adjustments made pursuant to Subsections 6.1 to 6.7:

(a)	the adjustments and readjustments provided for in Subsections 6.l to 6.7 will be cumulative and, subject to Paragraph 6.8(b), will apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and other events that require an adjustment;

(b)	no adjustment in the Price Adjustment Factor, or resulting adjustment in the number of Warrant Shares issuable on exercise of Warrants, will be made unless the adjustment would result in a change of at least 1% in the prevailing Price Adjustment Factor or the number of Warrant Shares purchasable upon the exercise of the Warrants would change by at least one one-hundredth of a share; provided that any adjustment that would have been required to be made except for the provisions of this Subsection 6.8(b), will be carried forward and taken into account in the next adjustment;

(c)	no adjustment will be made in respect of an event described in Subsection 6.3(a) or Subsections 6.4 or 6.5 if the Warrantholders are entitled to participate in the event on the same terms, mutatis mutandis, as if they had exercised their Warrants immediately before the effective date of or record date for the event and Warrantholders will not be entitled to so participate without compliance with all applicable securities legislation and policies;

(d)	for the purposes of Subsections 6.3 and 6.5 or Paragraphs 6.4(a) and 6.4(b), there will be deemed not to be outstanding:

(i)	any Common Share owned by or held for the account of the Company,

(ii)	any Common Share owned by or held for the account of any subsidiary of the Company;

(e)	any dispute that arises at any time with respect to any adjustment pursuant to this Indenture will be conclusively determined (as between the Company, the Warrantholders, the Trustee and all transfer agents and shareholders of the Company) by the auditors of the Company or, if they are unable or unwilling to act, by such firm of independent chartered accountants as is selected by the directors and is acceptable to the Trustee, and any determination, absent manifest error, by them will be binding on the Company, the Warrantholders, the Trustee and all transfer agents and shareholders of the Company; and

(f)	in the absence of a resolution of the Directors fixing the record date for an event referred to in Subsections 6.1 to 6.7, the Company will be deemed to have fixed as the record date therefor the date on which the event is effected or such date as may be required by law.

6.9     Postponement of Subscription

In any case in which Subsections 6.1 to 6.7 requires an adjustment to take effect immediately after the effective date of or record date for an event, and a Warrant is exercised after that date and before the consummation of the event (which in the case of rights, options and warrants will be the date the rights, options and warrants are issued), the Company may postpone until consummation issuing to the Warrantholder such of the shares, securities or property to which he is entitled pursuant to the exercise as exceeds those to which he would have been entitled if the Warrant had been exercised immediately before that date, provided however, that the Company will deliver to the

Warrantholder an appropriate instrument evidencing such holders right to receive such additional shares, securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional shares, securities or property declared in favour of the holders of record of Common Shares or of such securities or property on or after that date or such later date as such holder would, but for the provisions of this Subsection 6.9, have become the holder of record of such additional shares or of such securities or property.

6.10   Notice of Certain Events

(a)	At least 21 days before the effective date of or record date for any event referred to in Subsections 6.1 to 6.7, other than a subdivision or consolidation of the Common Shares, that requires or might require an adjustment in the subscription rights pursuant to a Warrant, including the Price Adjustment Factor and the number of Warrant Shares purchasable on exercise of Warrants, the Company will:

(i)	file with the Trustee a certificate of the Company specifying the particulars of the event and, to the extent determinable, any adjustment required and the computation of the adjustment, and

(ii)	give notice to the Warrantholders of the particulars of the event and, to the extent determinable, any adjustment required.

The notice need only set forth particulars as have been determined at the date that notice is given.

(b)	If any adjustment for which a notice pursuant to Paragraph 6.10(a) is given is not then determinable, the Company will promptly after the adjustment is determinable:

(i)	file with the Trustee a certificate of the Company showing the computation of the adjustment; and

(ii)	give notice to the Warrantholders of the adjustment.

6.11   No Fractional Common Shares

Under no circumstances will the Company be obliged to issue any fractional Warrant Shares upon the exercise of one or more Warrants. To the extent that the holder of one or more Warrants would otherwise have been entitled to receive on the exercise or partial exercise thereof a fraction of a Warrant Share, that holder may exercise that right in respect of the fraction only in combination with another Warrant or Warrants, of the same series, that in the aggregate entitle the holder to acquire a whole number of Warrant Shares. If not so exercised, the Company will not pay any amount to the holder in satisfaction of the right to otherwise have received a fraction of any of the Warrant Shares.

6.12   Reclassifications, Reorganizations, etc.

In case of:

(a)	any reclassifications or change of the Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or consolidation);

(b)	any amalgamation, consolidation or merger of the Company with, or amalgamation, consolidation or merger of the Company into, any other corporation (other than an amalgamation, consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change, other than as aforesaid, of the Common Shares);

(c)	a reorganization of the Company; or

(d)	any sale, transfer or other disposition of all or substantially all of the assets of the Company,

the Company or the corporation formed by the amalgamation or the corporation into which the Company will have been merged or the reorganized Company, or the corporation which will have acquired such assets, as the case may be, will execute and deliver to the Trustee a supplemental indenture providing that the holder of Warrants then outstanding will have the right thereafter (until the expiry of the Warrant Exercise Period) to exercise Warrants only into the kind and amount of shares and other securities and property (including cash) receivable upon such reclassification, change, amalgamation, merger, reorganization, sale, transfer or other disposition by a holder of the number of Warrant Shares which were purchasable upon the exercise of the Warrants had the Warrants been exercised immediately prior to the reclassification, change, amalgamation, merger, reorganization, sale, transfer or other disposition. The supplemental indenture will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this Subsection 6.12 will apply to successive reclassifications, changes, amalgamations, mergers, reorganizations, sales, transfers or other dispositions.

7.       RIGHTS AND COVENANTS

7.1     General Covenants of the Company

The Company represents, warrants and covenants with the Trustee for the benefit of the Trustee and the Warrantholders that:

(a)	it will at all times maintain its existence, carry on and conduct its business in a proper, efficient and business-like manner and in accordance with good business practice, keep or cause to be kept proper books of account in accordance with generally accepted accounting practice, and, if and whenever required in writing by the Trustee, file with the Trustee copies of all annual statements of the Company furnished to its shareholders during the term of this Indenture;

(b)	it is duly authorized to create and issue the Warrants to be issued under this Indenture and the Series A Warrant Certificates, the Series B Warrant Certificates

and the Series C Warrant Certificates when issued and certified as provided in this Indenture will be legal, valid and binding obligations of the Company;

(c)	subject to the provisions of this Indenture, it will cause the Warrant Shares from time to time subscribed for and purchased pursuant to the exercise of Warrants, and the certificates representing such Warrant Shares, to be duly and validly issued;

(d)	at all times while any Warrants are outstanding it will reserve and there will remain unissued out of its authorized capital a number of Common Shares sufficient to enable the Company to meet its obligation to issue Warrant Shares on the exercise of Warrants outstanding under this Indenture from time to time;

(e)	upon the exercise by the holder of any Warrants of the right of purchase provided for therein and in this Indenture and, upon payment of the Subscription Price applicable thereto for each Warrant Share in respect of which the right of purchase is so exercised, all Warrant Shares issuable upon the exercise will be duly and validly issued as fully paid and non-assessable;

(f)	the Company will use its commercially reasonable efforts to maintain the listing of the Common Shares on the Exchange for a period of at least 12 months from the date hereof;

(g)	the Company will use its commercially reasonable efforts to maintain its status as a reporting issuer” pursuant to and not in default of each of the B.C. Act, the Alberta Act and the Ontario Act for a period of 12 months from the date hereof;

(h)	the Company will use its commercially reasonable efforts to keep the registration statement filed under the United States Securities Act of 1933 on Form SB-2, effective for 12 months from the date hereof; and

(i)	it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all other acts, deeds and assurances in law as the Trustee may reasonably require for better accomplishing and effecting the intentions and provisions of this Indenture.

7.2     Trustee’s Remuneration and Expenses

The Company will pay to the Trustee from time to time such reasonable remuneration for its services under this Indenture as may be agreed upon between the Company and the Trustee and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances properly incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisors and assistants not regularly in its employ), both before any default under this Indenture and thereafter until all duties of the Trustee under the trusts hereof will be finally and fully performed, except any such expense, disbursement or advance as may arise from the negligence or wilful misconduct of the Trustee, its servants or agents or its counsel or other advisors or assistants aforesaid. Any amount due under this Subsection 7.2 and unpaid 30 days after request for such payment will bear interest from the expiration of such 30 days at rates per annum equal to the rates from time to time charged by the Trustee.

7.3     Notice to Warrantholders of Certain Events

The Company covenants with the Trustee for the benefit of the Trustee and the Warrantholders that, so long as any of the Warrants are outstanding, it will not:

(a)	pay any dividend payable in shares of any class to the holders of its Common Shares or make any other distribution (other than a cash distribution made as a dividend out of retained earnings or contributed surplus legally available for the payment of dividends) to the holders of its Common Shares;

(b)	offer to the holders of its Common Shares rights to subscribe for or to purchase any Common Shares or shares of any class or any other securities, rights, warrants or options other than to directors, officers, consultants and employees under a stock option plan other than pursuant to the Anti-Dilution Agreement entered into on October 10, 2002 between the Company and certain of its shareholders;

(c)	make any repayment of capital on, or distribution of evidences of indebtedness or any of its assets (excluding cash dividends in the ordinary course) to the holders of, its Common Shares;

(d)	amalgamate, consolidate or merge with any other person or sell or lease the whole or substantially the whole of its assets or undertaking;

(e)	effect any subdivision, consolidation or reclassification of its Common Shares; or

(f)	liquidate, dissolve or wind-up;

unless, in each such case, the Company will have given notice, in the manner specified in Subsection 12.2, to Warrantholders, of the action proposed to be taken and the date on which (a) the books of the Company will close or a record will be taken for such dividend, repayment, distribution, subscription rights or other rights, warrants or securities, or (b) such subdivision, consolidation, reclassification, amalgamation, merger, sale or lease, dissolution, liquidation or winding-up will take place, as the case may be, provided that the Company will only be required to specify in the notice those particulars of the action as will have been fixed and determined at the date on which the notice is given. The notice will also specify the date as of which the holders of Common Shares of record will participate in the dividend, repayment, distribution, subscription of rights or other rights, warrants or securities, or will be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, amalgamation, merger, sale or lease, other disposition, dissolution, liquidation or winding-up, as the case may be. The notice will be given, with respect to the actions described in Paragraphs (a), (b), (c), (d), (e) and (f) above not less than 21 days prior to the record date or the date on which the Company’s transfer books are to be closed with respect thereto.

7.4     Closure of Common Share Transfer Book

The Company further covenants and agrees that it will not during the period of any notice given under Subsection 7.3 close its share transfer books or take any other corporate action which might deprive the Warrantholders of the opportunity of exercising their Warrants; provided that nothing contained in this Subsection 7.4 will be deemed to affect the right of the Company to do or take part in any of the things referred to in Subsection 7.3 or to pay cash dividends on the shares of any class or classes in its capital from time to time outstanding.

8.       ENFORCEMENT

8.1     Enforcement of Rights of Warrantholders

No Warrantholder will have the right to institute any action or proceeding or to exercise any other remedy authorized by this Indenture for the purpose of enforcing any rights on behalf of all Warrantholders for the execution of any trust or power under this Indenture unless a requisition, in writing signed by holders of Warrants sufficient to purchase not less than 10% of the aggregate number of Warrant Shares which could be purchased under the Warrants then outstanding, requesting the Trustee to so act, and the indemnity referred to in Subsection 11.11 have been tendered to the Trustee and the Trustee will have failed to act within a reasonable time thereafter; in such case, but not otherwise, any Warrantholder acting on behalf of himself and all other Warrantholders will be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken.

8.2     No Prejudice of Rights

No one or more Warrantholders will have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by his or their action, or to enforce any right under this Indenture or under any Warrant Certificate, except subject to the conditions and in the manner provided in this Indenture and all powers and trusts under this Indenture will be exercised and all proceedings at law will be instituted, had and maintained by the Trustee, except only as provided in this Indenture, and in any event for the equal benefit of all Warrantholders.

8.3     No Personal Liability

This Indenture and the Warrants issued under this Indenture are solely corporate obligations and no personal liability whatsoever will attach to or be incurred by the shareholders, officers or Directors, past, present or future, of the Company, or of any of its subsidiaries, or any successor corporation, under or by reason of the obligations, covenants or agreements contained in this Indenture or in the Warrant Certificates; and any personal liability of any nature whatsoever either at common law, in equity or by statute of, and any right or claim against any such shareholder, officer or Director are hereby expressly waived as a condition of and as consideration for the execution of this Indenture and the issue of the Warrants.

9.       MEETINGS OF WARRANTHOLDERS

9.1     Right to Convene Meetings

The Trustee or the Company may, and the Trustee will on receipt of a requisition in writing signed by the holders of Warrants sufficient to purchase not less than 10% of the aggregate number of Warrant Shares which could be purchased under the Warrants then outstanding and upon being indemnified to its reasonable satisfaction by the Company or by the Warrantholders signing the requisition against the costs which may be incurred in connection with the calling and holding of the meeting, at any time and from time to time convene a meeting of the Warrantholders. If the Trustee fails to convene a meeting within 21 days after receipt of the requisition and indemnity, the Company or any one of the Warrantholders may convene the meeting.

9.2     Place for Holding Meetings

Every meeting of Warrantholders will be held in the City of Vancouver, British Columbia, or at such other place as the Trustee will determine.

9.3     Notice

At least 21 days’ notice specifying the place, day and hour of meeting and the general nature of business to be transacted will be given prior to any meeting of Warrantholders but it will not be necessary to specify in the notice the terms of any resolution to be proposed. Notice of a meeting of Warrantholders will be given to the Warrantholders in the manner provided in Subsection 12.2. Notice will be given to the Company unless the meeting is convened by the Company and to the Trustee unless the meeting is convened by the Trustee. Any accidental omission in the notice of a meeting will not invalidate any resolution passed at the meeting.

9.4     Chair

A person, who need not be a Warrantholder, nominated in writing by the Trustee, will chair a meeting of Warrantholders, and if no such person is nominated or if the person nominated is not e present within 15 minutes after the time appointed for holding the meeting, the Warrantholders present will choose a person present to be chairman.

9.5     Quorum

With respect to the quorum required for a meeting of Warrantholders:

(a)	at any meeting of the Warrantholders a quorum will consist of two or more Warrantholders present in person or by proxy holding Warrants sufficient to purchase not less than 20% of aggregate number of Warrant Shares that could be purchased under Warrants then outstanding;

(b)	if a quorum of the Warrantholders is not present within half an hour from the time fixed for holding any meeting, the meeting, if convened by the Warrantholders or by a requisition of Warrantholders, will be dissolved; but if otherwise convened, the meeting will stand adjourned without notice to the same day in the next week following (unless that day is not a business day in which case the meeting will stand adjourned to the next business day thereafter) at the same time and place; and

(c)	at the adjourned meeting the Warrantholders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not hold Warrants sufficient to purchase at least 20% of the aggregate number of Warrant Shares that could be purchased under Warrants then outstanding.

9.6     Power to Adjourn

The chairman of any meeting at which a quorum of Warrantholders is present may, with the consent of the meeting, adjourn any meeting and no notice of the adjournment need be given except such notice, if any, as the meeting may prescribe.

9.7     Show of Hands

Every question submitted to a meeting other than a question to be resolved by a Special Resolution will be decided in the first place by a majority of the votes given on a show of hands and unless a poll is duly demanded as provided in this Indenture, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of that fact. In the case of an equality of votes on a show of hands, the chairman of the meeting will not have a casting vote.

9.8     Poll

On every Special Resolution to be passed at a meeting, and on any other question submitted to a meeting when directed by the chairman or when demanded by any one or more of the Warrantholders acting in person or by proxy and entitled to acquire in the aggregate at least 5% of the aggregate number of Warrant Shares that could be acquired pursuant to all Warrants then outstanding, a poll will be taken in the manner as the chairman will direct. Questions other than those to be resolved by Special Resolution will, if a poll be taken, be decided by the votes of the holders of Warrants sufficient to purchase a majority of the Warrant Shares which could be purchased under the Warrants represented at the meeting and voted on the poll. If at any meeting a poll is so demanded as aforesaid on the election of a chairman or on a question of adjournment, it will be taken forthwith. If at any meeting a poll is so demanded on any other question, or a Special Resolution is to be voted upon, a poll will be taken in such manner and either at once or after an adjournment as the chairman directs. The result of a poll will be deemed to be the decision of the meeting at which the poll was demanded and will be binding on all holders of Warrants.

9.9     Voting

On a show of hands every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders or both, will have one vote. On a poll each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing will be entitled to one vote in respect of each Warrant Share purchasable under Warrants of which he will then be the holder.

9.10   Proxy need not be Warrantholder

A proxy need not be a Warrantholder.

9.11   Regulations

The Trustee, or the Company with the approval of the Trustee, may from time to time make or vary such regulations as it will think fit providing for and governing the following:

(a)	the issue of voting certificates:

(i)	by any bank, trust company or other depositary approved by the Trustee, certifying that specified Warrants have been deposited with it by a named holder and will remain on deposit until after the meeting;

(ii)	by any bank, trust company, insurance company, governmental department or agency approved by the Trustee, certifying that it is the holder of specified Warrants and will continue to hold the same until after the meeting;

which voting certificates will entitle the holders named therein to be present and vote at any meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any meeting and at any adjournment thereof, in the same manner and with the same effect as though the holders named in the voting certificates were the actual holders of the specified Warrants;

(b)	the form of the instrument appointing a proxy (which will be in writing), the manner in which the same will be executed and the form of any authority under which a person executes a proxy on behalf of a Warrantholder;

(c)	the deposit of voting certificates, instruments appointing proxies or authorities at such place or places as the Trustee (or the Company or Warrantholders in case the meeting is convened by the Company or the Warrantholders, as the case may be) may in the notice convening the meeting direct and the time (if any) before the holding of the meeting or adjourned meeting at which the same will be deposited;

(d)	the deposit of voting certificates or instruments appointing proxies at some place or places other than the place at which the meeting is to be held and for particulars of the voting certificates or instruments appointing proxies to be faxed or notified by other means of communication before the meeting to the Company or to the Trustee and for the voting of voting certificates and proxies so deposited as if the voting certificates or the instruments themselves were produced at the meeting or deposited at any other place required pursuant to Paragraph 9.11(c); and

(e)	generally for the calling of meetings of Warrantholders and the conduct of business thereat.

Any regulations so made will be binding and effective and votes given in accordance therewith will be valid and will be counted. Except as the regulations may provide, the only persons who will be recognized at any meeting as the holders of any Warrants, or as entitled to vote or to be present at the meeting in respect thereof, will be registered Warrantholders and persons whom registered Warrantholders have by instrument in writing duly appointed as their proxies.

9.12   Company and Trustee may be Represented

The Company and the Trustee by their respective officers and Directors and the counsel of the Company and the Trustee may attend any meeting of Warrantholders but will not be entitled to vote.

9.13   Powers Exercisable by Special Resolution

In addition to all other powers conferred on them by the other provisions of this Indenture or by law, the Warrantholders will have the following powers, exercisable from time to time by Special Resolution:

(a)	to agree to any amendment, modification, abrogation, alteration, compromise or arrangement of the rights of Warrantholders or the Trustee in that capacity or on behalf of the Warrantholders against the Company whether the rights arise under this Indenture or otherwise;

(b)	to agree to any change in or omission from the provisions of the Warrant Certificate and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Company, and to authorize the Trustee to concur in and execute any ancillary or supplemental indenture embodying any change or omission;

(c)	to require the Trustee to enforce any of the obligations of the Company under this Indenture or any supplemental instrument or to enforce any of the rights of the Warrantholders in any manner specified in a Special Resolution, or to refrain from enforcing any such covenant or right, upon the Trustee being furnished with such indemnity as it may in its discretion require;

(d)	to remove the Trustee or its successor or successors in office and to appoint a new trustee or trustees to take the place of the trustee or trustees so removed;

(e)	to waive and direct the Trustee to waive any default on the part of the Company in complying with any provision of this Indenture either unconditionally or upon any conditions specified in the Special Resolution;

(f)	to restrain any Warrantholder from taking or instituting or continuing any suit, action or proceeding against the Company for the enforcement of any of the obligations of the Company under this Indenture or to enforce any right of the Warrantholders; and

(g)	to amend, alter or repeal any Special Resolution previously passed or consented to by Warrantholders.

9.14   Meaning of “Special Resolution"

(a)	The expression Special Resolution’ when used in this Indenture means, subject as provided in this Subsection 9.14, a resolution proposed at a meeting of the Warrantholders duly convened for that purpose and held in accordance with the provisions of this Section 9 at which there are present in person or by proxy Warrantholders entitled to acquire at least two-thirds of the aggregate number of Warrant Shares that can be acquired pursuant to all the then outstanding Warrants and passed by the affirmative votes of Warrantholders entitled to acquire not less than two-thirds of the aggregate number of Warrant Shares that can be acquired pursuant to all the Warrants represented at the meeting and voted on the poll upon the resolution.

(b)	If, at any meeting called for the purpose of passing a Special Resolution, Warrantholders entitled to acquire two-thirds of the aggregate number of Warrant Shares that can be acquired pursuant to all the then outstanding Warrants are not present in person or by proxy within half an hour after the time appointed for the meeting, then the meeting, if convened by Warrantholders, will be dissolved; but in any other case it will stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days’ notice will be given of the time and place of the adjourned meeting in the manner provided in Subsection 12.2. The notice will state that at the adjourned meeting the Warrantholders present in person or by proxy will form a quorum but it will not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at the adjourned meeting and passed by the requisite vote as provided in Paragraph 9.14(a) will be a Special Resolution within the meaning of this Indenture notwithstanding that Warrantholders entitled to acquire two-thirds of the aggregate number of Warrant Shares that can be acquired pursuant to all the then outstanding Warrants are not present in person or by proxy at the adjourned meeting.

(c)	Votes on a Special Resolution will always be given on a poll and no demand for a poll on a Special Resolution will be necessary.

(d)	All actions that may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided above in this Section 9 may also be taken and exercised by Warrantholders entitled to acquire two-thirds of the aggregate number of Warrant Shares that can be acquired pursuant to all the then outstanding Warrants by an instrument in writing signed in one or more counterparts by Warrantholders in person or by attorney duly appointed in writing and the expression “Special Resolution” when used in this Indenture will include an instrument so signed.

9.15   Powers Cumulative

Any one or more of the powers or combination of the powers in this Indenture exercisable by the Warrantholders by Special Resolution or otherwise may be exercised from time to time and the exercise of any one or more of the powers or any combination of powers from time to time will not be deemed to exhaust the rights of the Warrantholders to exercise the same or any other power or powers or combination of powers then or any power or powers or combinations of powers thereafter.

9.16   Minutes

Minutes of all resolutions and proceedings at every meeting of Warrantholders will be made and duly entered in books to be provided for that purpose by the Trustee at the expense of the Company, and any minutes if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting of Warrantholders, will be prima facie evidence of the matters therein stated and, until the contrary is proved, every meeting for which minutes have been made, will be deemed to have been duly convened and held and all resolutions passed or proceedings taken at such meeting, to have been duly passed and taken.

9.17   Binding Effect of Resolutions

Every resolution and every Special Resolution duly passed at a meeting of the Warrantholders duly convened and held or any consent in writing having the effect of a Special Resolution will be binding upon all the Warrantholders (including their successors and assigns) whether or not present or represented and voting at the meeting or signatories to the consent, as the case may be, and each of the Warrantholders and the Trustee, subject to the provisions for its indemnity contained in this Indenture, will be bound to give effect thereto.

10.     SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES

10.1   Provision for Supplemental Indentures for Certain Purposes

From time to time the Company (when authorized by the directors) and the Trustee may, subject to the provisions of these presents, and they will, when so directed by these presents, execute and deliver by their proper officers or Directors, as the case may be, indentures or instruments supplemental hereto, which thereafter will form part of this Indenture, for any one or more or all of the following purposes:

(a)	setting forth any adjustments resulting from the application of the provisions of Section 6;

(b)	adding hereto such additional covenants and enforcement provisions as in the opinion of counsel are necessary or advisable, and are not in the opinion of the Trustee, based on the advice of counsel, prejudicial to the interests of the Warrantholders;

(c)	giving effect to any Special Resolution passed as provided in Section 9;

(d)	making any modification in the form of the Series A Warrant Certificate, Series B Warrant Certificate or Series C Warrant Certificate which, in the opinion of counsel for the Company, does not affect the substance thereof and is allowed by the Regulatory Authorities;

(e)	making any additions to, deletions from or alterations of the provisions of this Indenture which, in the opinion of the Trustee, based on the advice of its counsel, do not materially and adversely affect the interests of the Warrantholders and are necessary or advisable in order to incorporate, reflect or comply with any Applicable Legislation;

(f)	evidencing the succession of successor companies to the Company and the covenants of and obligations assumed by such successor companies;

(g)	for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions in this Indenture, provided that in the opinion of the Trustee, based on the advice of its counsel, the rights of the Trustee or of the Warrantholders are in no way prejudiced thereby.

10.2   Correction of Manifest Errors

The Company and the Trustee may correct typographical, clerical and other manifest errors in this Indenture, provided that such correction will in the opinion of counsel to the Trustee in no way prejudice the rights of the Trustee or of the Warrantholders under this Indenture, and the Company and the Trustee may execute and deliver all such documents as may be necessary to correct such errors.

10.3   Amending Adjustment Provisions

The Company and the Trustee may modify the adjustments resulting from the application of the provisions of Section 6 if a modification is required in compliance with all applicable securities legislation and policies contemplated by the provisions of Section 6 and the Company and the Trustee may execute and deliver such documents as may be necessary to effect the modification.

10.4   Successor Companies

In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation (“successor corporation”), the successor corporation resulting from the consolidation, amalgamation, merger or transfer (if not the Company) will be bound by the provisions of this Indenture and for the due and punctual performance and observance of each and every covenant and obligation contained in this Indenture to be performed by the Company and, if requested by the Trustee, will by supplemental indenture satisfactory in form to the Trustee and executed and delivered to the Trustee, expressly assume those obligations.

11.     CONCERNING THE TRUSTEE

11.1   Trust Indenture Legislation

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, the mandatory requirement will prevail. The Company and the Trustee agree that each will at all times in relation to this Indenture and any action to be taken under this Indenture observe and comply with and be entitled to the benefits of Applicable Legislation.

11.2   Rights and Duties of Trustee

The rights and duties of the Trustee are as follows:

(a)	In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee will act honestly and in good faith with a view to the best interests of the Warrantholders and will exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(b)	No provision of this Indenture will be construed to relieve the Trustee from liability for its own gross negligence, wilful misconduct or fraud.

(c)	Subject only to Paragraph 11.2(a), the obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Warrantholders under this Indenture will be conditional upon the Warrantholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(d)	No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as provided in Paragraph 11.2(c).

(e)	The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Warrantholders at whose instance it is acting to deposit with the Trustee the Warrant Certificates held by them, for which Warrant Certificates the Trustee will issue receipts.

11.3   Evidence, Experts and Advisers

(a)	In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Company will furnish to the Trustee such additional evidence of compliance with any provision of this Indenture, and in such form, as is prescribed by Applicable Legislation or as the Trustee reasonably requires by written notice to the Company.

(b)	In the exercise of any right or duty under this Indenture the Trustee, if it is acting in good faith, may rely, as to the truth of any statement or the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, certificate or other evidence furnished to the Trustee pursuant to any provision of this Indenture or of Applicable Legislation or pursuant to a request of the Trustee.

(c)	Whenever Applicable Legislation requires that evidence referred to in Paragraph 11.3(a) be in the form of a statutory declaration, the Trustee may accept the statutory declaration in lieu of a certificate of the Company required by any provision of this Indenture.

(d)	Any statutory declaration may be made by one or more of the senior officers or directors of the Company.

(e)	The Trustee may, at the expense of the Company, employ or retain such counsel, accountants, engineers, appraisers, or other experts or advisers as it reasonably requires for the purpose of discharging its duties under this Indenture and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and will not be responsible for any misconduct or negligence on the part of any of them who has been selected with due care by the Trustee.

11.4   Securities, Documents and Monies Held by Trustee

Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in deposit vaults of the Trustee or of any of the Canadian Imperial Bank of Commerce, Bank of Montreal, Bank of Nova Scotia, TD Canada Trust, the Royal Bank of Canada and the HSBC or deposited for safekeeping with any of those Canadian chartered banks. Unless otherwise expressly provided in this Indenture, any monies held pending the application or withdrawal thereof under any provision of this Indenture, may be deposited in the name of the Trustee in any of the foregoing Canadian chartered banks at the rate of interest then current on similar deposits or, with the consent of the Company may be (i) deposited in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof whose short term debt obligations or deposits have a rating of at least R1 as rated by Dominion Bond Rating Service, or (ii) invested in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations, maturing not more than one year from the date of investment of or guaranteed by any of the foregoing Canadian chartered banks or loan or trust companies. All interest or other income received by the Trustee in respect of such deposits and investments will belong to the Company.

11.5   Action by Trustee to Protect Interests

The Trustee will have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve or protect its interests and the interests of the Warrantholders.

11.6   Trustee not Required to Give Security

The Trustee will not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

11.7   Protection of Trustee

By way of supplement to the provisions of any law for the time being relating to trustees:

(a)	the Trustee will not be liable for or by reason of any statements of fact or recitals in this Indenture, in the legends in the Warrant Certificates (except the representation contained in Subsection 11.9 and by virtue of the countersignature of the Trustee on the Warrant Certificates) or required to verify the same, but all such statements or recitals are and will be deemed to be made by the Company;

(b)	the Trustee will not be bound to give notice to any person or persons of the execution of this Indenture;

(c)	the Trustee will not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any obligation contained in this Indenture or of any acts of the directors, officers, employees or agents of the Company;

(d)	the Trustee is not at any time under any duty or responsibility to a Warrantholder to determine whether any facts exist which require any adjustment contemplated by Section 6, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(e)	the Trustee is not accountable with respect to the validity or value (or the kind or amount) of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant; and

(f)	the Trustee is not responsible for any failure of the Company to make any cash payment or any failure of the Company to issue, transfer or deliver Warrant Shares or certificates for the same upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Section 11.

11.8   Replacement of Trustee

(a)	The Trustee may resign its trust and be discharged from all further duties and liabilities under this Indenture, by giving to the Company and the Warrantholders not less than 90 days’ notice in writing or, if a new Trustee has been appointed, such shorter notice as the Company accepts as sufficient.

(b)	The Warrantholders by Special Resolution may at any time remove the Trustee and appoint a new Trustee.

(c)	If the Trustee so resigns or is so removed or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting under this Indenture, the Company will forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Warrantholders.

(d)	Failing appointment by the Company, the retiring Trustee or any Warrantholder may apply to the Supreme Court of British Columbia, on such notice as the Court directs, for the appointment of a new Trustee.

(e)	Any new Trustee so appointed by the Company or by the Court will be subject to removal as aforesaid by the Warrantholders.

(f)	Any new Trustee appointed under any provision of this Subsection 11.8 must be a corporation authorized to carry on the business of a trust company in British Columbia and, if required by the Applicable Legislation, in any other province.

(g)	On any appointment the new Trustee will be vested with the same powers, rights, duties and responsibilities as if it had been originally named in this Indenture as Trustee without any further assurance, conveyance, act or deed, but there will be immediately executed, at the expense of the Company, all such conveyances or other instruments as, in the opinion of counsel, are necessary or advisable for the purpose of assuring the powers, rights, duties and responsibilities to the new Trustee.

(h)	On the appointment of a new Trustee, the Company will promptly give notice thereof to the Warrantholders.

(i)	A corporation into or with which the Trustee is merged or consolidated or amalgamated, or a corporation succeeding to the trust business of the Trustee, will be the successor to the Trustee under this Indenture without any further act on its part or on the part of any party hereto if the corporation would be eligible for appointment as a new Trustee under Paragraph 11.8(f).

(j)	A Warrant Certificate certified but not delivered by a predecessor Trustee may be delivered by the new or successor Trustee in the name of the predecessor Trustee or successor Trustee.

11.9   Conflict of Interest

(a)	The Trustee represents to the Company that at the time of the execution and delivery of this Indenture no material conflict of interest exists between its role as a fiduciary under this Indenture and its role in any other capacity and if a material conflict of interest arises hereafter it will, within 90 days after ascertaining that it has a material conflict of interest, either eliminate the conflict of interest or resign its trust under this Indenture.

(b)	Subject to Paragraph 11.9(a), the Trustee in its personal or any other capacity may buy, lend on and deal in securities of the Company and generally may contract and enter into financial transactions with the Company or any subsidiary of the Company without being liable to account for any profit made thereby.

11.10 Acceptance of Trust

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform them on the terms and conditions in this Indenture set forth.

11.11 Indemnity

The Company will indemnify and save harmless the Trustee from and against any and all claims, losses (other than loss of profits), actions, suits, costs, damages and expenses incurred by the Trustee as a result of or by reason of any act or omission of the Trustee in relation to this Indenture, other than acts or obligations taken or made as a result of the fraud or gross negligence of the Trustee.

11.12 Survival of Termination

The indemnity of the Trustee provided for herein shall survive the termination of this Indenture and the rights and obligations of the parties hereunder.

12.     GENERAL

12.1   Notice to Company and Trustee

(a)	Unless otherwise expressly provided in this Indenture, any notice to be given under this Indenture to the Company or the Trustee will be deemed to be validly given if delivered or if sent by registered letter, postage prepaid or if transmitted by fax:

(i)	if to the Company:

Bear Creek Mining Corporation Suite 410, 625 Howe Street Vancouver, BC V6C 2T6

Attention: Catherine McLeod-Seltzer Telephone: 604-689-1976 Facsimile: 604-689-1978

(ii)	if to the Trustee:

Pacific Corporate Trust Company 10th Floor, 625 Howe Street Vancouver, B.C., V6C 3B8

Attention: Corporate Services Department Telephone: 604-689-9853 Facsimile: 604-689-8144

and any notice given in accordance with the foregoing will be deemed to have been received on the date of delivery or, if mailed, on the fifth business day following the day of the mailing of the notice or, if transmitted by fax, at the time of transmission.

(b)	The Company or the Trustee, as the case may be, may from time to time notify the other in the manner provided in Paragraph 12.1(a) of a change of address which, from the effective date of the notice and until changed by like notice, will be the address of the Company or the Trustee, as the case may be, for all purposes of this Indenture.

(c)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Trustee or to the Company under this Indenture could reasonably be considered unlikely to reach its destination, the notice will be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to that party at the appropriate address provided in Paragraph 12.1(a) by fax or other means of electronic communication and any notice delivered in accordance with the foregoing will be deemed to have been received on the date of delivery to the officer or if delivered by other means of electronic communication, on the first business day following the date of the sending of the notice by the person giving the notice.

12.2   Notice to Warrantholders

(a)	Unless otherwise expressly provided in this Indenture, any notice to be given under this Indenture to Warrantholders will be deemed to be validly given if the notice is sent by prepaid mail, addressed to the holder or delivered by hand or transmitted by fax (or so mailed to certain holders and so delivered to other holders and so faxed to other holders) at their respective addresses and fax numbers appearing on the register maintained by the Trustee and if in the case of joint holders of any Warrants more than one address or fax number appears on the register in respect of that joint holding, the notice will be addressed or delivered, as the case may be, only to the first address or fax number, as the case may be, so appearing. The Trustee will give, in the same manner as for Warrantholders set out above, a copy of each such notice to the Agent in the manner provided at Paragraph 12.1(a) as follows: Haywood Securities Inc., Suite 2000, 400 Burrard Street, Vancouver, BC V6C 3A6, Attention: Fabio Banducci. Any notice so given will be deemed to have been given on the day of delivery by hand or fax, or on the next business day if delivered by mail.

(b)	If, by reason of strike, lock-out or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrantholders could reasonably be considered unlikely to reach its destination, the notice may be published or distributed once in the Report on Business section of the National edition of The Globe and Mail newspaper, or, in the event of a disruption in the circulation of that newspaper, once in a daily newspaper in the English language approved by the Trustee of general circulation in the City of Vancouver; provided that in the case of a notice convening a meeting of the holders of Warrants, the Trustee may require such additional publications of that notice, in the same or in other cities or both, as it may deem necessary for the reasonable protection of the holders of Warrants or to comply with any applicable requirement of law or any stock exchange. Any notice so given will be deemed to have been given on the day on which it has been published in all of the cities in which publication was required (or first published in a city if more than one publication in that city is required). In determining under any provision of this Indenture, the date when notice of any meeting or other event must be given, the date of giving notice will be included and the date of the meeting or other event will be excluded.

12.3   Satisfaction and Discharge of Indenture

On the date by which there has been delivered to the Trustee for exercise or destruction all Warrant Certificates theretofore certified under this Indenture, and if all Warrant Shares required to be issued in compliance with the provisions of this Indenture have been issued and delivered under this Indenture, this Indenture will cease to be of further effect and the Trustee, on demand of and at the cost and expense of the Company and on delivery to the Trustee of a certificate of the Company stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and on payment to the Trustee of the fees and other remuneration payable to the Trustee, will execute proper instruments acknowledging satisfaction of and discharging this Indenture.

12.4   Sole Benefit of Parties and Warrantholders

Nothing in this Indenture expressed or implied, will give or be construed to give to any person other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision contained in this Indenture, all covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

12.5   Discretion of Directors

Any matter provided in this Indenture to be determined by the directors will be determined by the directors in their sole discretion, and a determination so made, absent manifest error, will be conclusive.

12.6   Counterparts and Formal Date

This Indenture may be simultaneously executed in several counterparts, each of which when so executed will be deemed to be an original and the counterparts together will constitute one and the same instrument and notwithstanding their date of execution will be deemed to bear the date as of January 17, 2003.

[BALANCE OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY].

IN WITNESS WHEREOF the parties hereto have executed this Indenture by their proper officers in that behalf.

Bear Creek Mining Corporation

Per:	“Catherine McLeod-Seltzer” Authorized Signatory

Pacific Corporate Trust Company

Per:	“John A. Halse” Authorized Signatory

Per:	“Norm Hamade” Authorized Signatory

SCHEDULE A
to the Warrant Indenture between
Bear Creek Mining Corporation and
Pacific Corporate Trust Company
dated    ●   , 2002

FORM OF WARRANT CERTIFICATE — SERIES A WARRANTS

THESE WARRANTS ARE NON-TRANSFERRABLE.

THE PURCHASE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 4:30 P.M. (VANCOUVER TIME)    ●   , 200●

WARRANT CERTIFICATE

Warrant Certificate Number ●	SERIES A WARRANTS (“Warrants”) entitling the holder to acquire, subject to adjustment, one share of common stock for every one Warrant represented hereby

Bear Creek Mining Corporation

INCORPORATED UNDER THE LAWS OF THE YUKON TERRITORY

THIS IS TO CERTIFY THAT *                                              (hereinafter referred to as the “holder”) is the registered holder of the number of Warrants to purchase common shares (“Common Shares”) in the capital of Bear Creek Mining Corporation (the “Company”) as set forth in this Series A Warrant certificate (“Warrant Certificate”). Each Warrant represented hereby entitles the holder thereof to acquire one fully paid and non-assessable Common Share in the capital of the Company without par value (a “Warrant Share”), as such shares were constituted on    ●   , 2002 in the manner and subject to the restrictions and adjustments set forth herein at any time and from time to time until 4:30 p.m. (Vancouver time) (the “Time of Expiry”) on    ●   , 200● (the “Expiry Date”), at a price of US$0.50.

The right to acquire Warrant Shares hereunder may only be exercised by the holder within the time set forth above by duly completing and executing the Exercise Form attached hereto by surrendering this Warrant Certificate to Pacific Corporate Trust Company (the “Trustee”) at the principal office of the Trustee in the City of Vancouver and remitting a certified cheque, bank draft or money order in lawful money of the United States payable to the order of the Company at par where this Warrant Certificate is so surrendered for the aggregate purchase price of the Warrant Shares so subscribed for.

These Warrants shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Trustee at the office referred to above.

Upon surrender of these Warrants, the person or persons in whose name or names the Warrant Shares issuable upon exercise of the Warrants are to be issued shall be deemed for all purposes (except as provided in the Indenture hereinafter referred to) to be the holder or holders of record of such Warrant Shares and the Company has covenanted that it will (subject to the provisions of the Indenture) cause a certificate or certificates representing such Warrant Shares to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within five Business Days.

If, at the time of exercise by the Warrantholder of any of the Warrants represented by this Warrant Certificate, the registration statement filed by the Company under the United States Securities Act of 1933 (the “1933 Act”) on Form SB-2 is no longer effective, then this Warrant may not be exercised in the United States or by or on behalf of a U.S. person, as such terms are defined in Regulation S under the 1933 Act, unless the Warrantholder has delivered to the Company a written opinion of counsel to the effect that the exercise of the Warrant and the Warrant Shares to be delivered upon exercise hereof have been registered under the 1933 Act or an available exemption from the registration requirements thereunder.

The registered holder of this Series A Warrant Certificate may acquire any lesser number of Warrant Shares than the number of Warrant Shares which may be acquired for the Warrants represented by this Warrant Certificate. In such event, the holder shall be entitled to receive a new certificate for the balance of the Warrant Shares which may be acquired. No fractional Warrant Shares will be issued.

The Warrants represented by this Warrant Certificate are issued under and pursuant to a Warrant indenture (the “Indenture”) made as of    ●   , 2002 between the Company and the Trustee. Reference is made to the Indenture and any instrument supplemental thereto for a full description of the rights of the holders of the Warrants and the terms and conditions upon which the Warrants are, or are to be issued and held, with the same effect as if the provisions of the Indenture and all instruments supplemental thereto were set forth herein. By acceptance hereof, the holder assents to all provisions of the Indenture. In the event of a conflict between the provisions of the Warrant Certificate and the Indenture, the provisions of the Indenture shall govern. Capitalized terms used in the Indenture have the same meaning herein as therein unless otherwise defined.

In the event of any alteration of the Common Shares, including any subdivision, consolidation or reclassification, and in the event of any form of reorganization of the Company including any amalgamation, merger or arrangement, the holders of Warrants shall, upon exercise of the Warrants following the occurrence of any of those events, be entitled to receive the same number and kind of securities that they would have been entitled to receive had they exercised their Warrants immediately prior to the occurrence of those events.

The registered holder of this Warrant Certificate may at any time prior to the Expiry Date upon surrender hereof to the Trustee at its principal office in the City of Vancouver, exchange this Warrant Certificate for other certificates entitling the holder to acquire in the aggregate the same number of Warrant Shares as may be acquired under this Warrant Certificate.

The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Company or entitle the holder to any right or interest in respect thereof except as expressly provided in the Indenture or in this Warrant Certificate.

The Indenture provides that all holders of Warrants shall be bound by any resolution passed at a meeting of the holders held in accordance with the provisions of the Indenture and resolutions signed by the holders of Warrants entitled to acquire a specified majority of the Warrant Shares which may be acquired pursuant to all the outstanding Warrants.

This Warrant Certificate shall not be valid for any purpose whatsoever unless and until it has been certified by or on behalf of the Trustee.

Time shall be of the essence hereof. This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws applicable therein and shall be treated in all respects as a British Columbia contract.

2

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officers as of    ●   , 2002.

Bear Creek Mining Corporation

By:
President and Chief Executive Officer

3

EXERCISE FORM

TO: AND:	Bear Creek Mining Corporation Pacific Corporate Trust Company

(a)	The undersigned hereby exercises the right to acquire Common Shares of Bear Creek Mining Corporation (or such number of other securities or property to which such Series A Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Indenture referred to in the accompanying Series A Warrant Certificate in accordance with and subject to the provisions of such Indenture) and encloses cash or a bank draft, certified cheque or money order in lawful money of the United States payable to Bear Creek Mining Corporation.

(b)	The Common Shares (or other securities or property) are to be issued as follows:

Name: (print clearly)

Address in full:

Social Insurance or Social Security Number:

Number of Common Shares:

Note: If further nominees intended, please attach (and initial) schedules giving these particulars.

Such securities (please check one):

(a)	* should be sent by first class mail to the following address:

OR

(b)	* should be held for pick up at the office of the Trustee at which this Series A Warrant Certificate is deposited.

If the number of Warrants exercised is less than the number of Warrants represented hereby, the undersigned requests that the new Series A Warrant Certificate representing the balance of the Warrants be registered in the name of *                              .

Such securities (please check one):

(a)	* should be sent by first class mail to the following address:

OR

(b)	* should be held for pick up at the office of the Trustee at which this Warrant Certificate is deposited.

If, at the time of exercise hereunder, the registration statement filed by Bear Creek Mining Corporation under the United States Securities Act of 1933 (the “1933 Act”) on Form SB-2 is no longer effective, then the undersigned represents, warrants and certifies as follows (if the registration statement is no longer effective, one of the following must be checked):

(A)	* the undersigned holder at the time of exercise of the Warrant is not in the United States, is not a “U.S. person” as defined in Regulation S under the 1933 Act and is not exercising the Warrant on behalf of, or for the account or benefit of a U.S. person and did not execute or deliver this subscription form in the United States; OR

(B)	* the undersigned holder has delivered to the Company and the Company’s transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Company) to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available.

The undersigned holder understands that unless Box (A) above is checked, the certificate representing the Common Shares issued upon exercise of the Series A Warrant will bear a legend restricting transfer without registration under the 1933 Act and applicable state securities laws unless an exemption form registration is available. A share certificate bearing such a legend is not considered to be good delivery under the Rules and Policies of the TSX Venture Exchange.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.

DATED the *                               day of *                              , *

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

1.	The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to Pacific Corporate Trust Company at its principal office at 10th Floor, 625 Howe Street, Vancouver, B.C., V6C 3B8. Certificates for Common Shares will be delivered or mailed within five business days after the exercise of the Warrants.

2

2.	If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form must be guaranteed by a Schedule “1” chartered bank or a member of an acceptable medallion guarantee program. The Guarantor must affix a stamp bearing the actual words ‘Signature Guaranteed”.

Please note signature guarantees are not accepted from treasury branches or credit unions unless they are members of the Stamp Medallion Program.

3.	If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Company.

3

SCHEDULE B
to the Warrant Indenture between
Bear Creek Mining Corporation and
Pacific Corporate Trust Company
dated    ●   , 2002

FORM OF WARRANT CERTIFICATE — SERIES B WARRANTS

THESE WARRANTS ARE NON-TRANSFERRABLE.

THE PURCHASE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 4:30 P.M. (VANCOUVER TIME)    ●   , 200●

WARRANT CERTIFICATE

Warrant Certificate Number ●	SERIES B WARRANTS (“Warrants”) entitling the holder to acquire, subject to adjustment, one share of common stock for every one Warrant represented hereby

Bear Creek Mining Corporation

INCORPORATED UNDER THE LAWS OF THE YUKON TERRITORY

THIS IS TO CERTIFY THAT *                                              (hereinafter referred to as the “holder”) is the registered holder of the number of Warrants to purchase common shares (“Common Shares”) in the capital of Bear Creek Mining Corporation (the “Company”) as set forth in this Series B Warrant certificate (“Warrant Certificate”). Each Warrant represented hereby entitles the holder thereof to acquire one fully paid and non-assessable Common Share in the capital of the Company without par value, as such shares were constituted on   ●   , 2002 (a “Warrant Share”) in the manner and subject to the restrictions and adjustments set forth herein at any time and from time to time until 4:30 p.m. (Vancouver time) (the “Time of Expiry”) on   ●   , 200● (the “Expiry Date”), at a price of US$0.75.

The right to acquire Warrant Shares hereunder may only be exercised by the holder within the time set forth above by duly completing and executing the Exercise Form attached hereto by surrendering this Warrant Certificate to Pacific Corporate Trust Company (the “Trustee”) at the principal office of the Trustee in the City of Vancouver and remitting a certified cheque, bank draft or money order in lawful money of the United States payable to the order of the Company at par where this Warrant Certificate is so surrendered for the aggregate purchase price of the Warrant Shares so subscribed for.

These Warrants shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Trustee at the office referred to above.

Upon surrender of these Warrants, the person or persons in whose name or names the Warrant Shares issuable upon exercise of the Warrants are to be issued shall be deemed for all purposes (except as provided in the Indenture hereinafter referred to) to be the holder or holders of record of such Warrant Shares and the Company has covenanted that it will (subject to the provisions of the Indenture) cause a certificate or certificates representing such Warrant Shares to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within five Business Days.

If, at the time of exercise by the Warrantholder of any of the Warrants represented by this Warrant Certificate, the registration statement filed by the Company under the United States Securities Act of 1933 (the “1933 Act”) on Form SB-2 is no longer effective, then this Warrant may not be exercised in the United States or by or on behalf of a U.S. person, as such terms are defined in Regulation S under the 1933 Act, unless the Warrantholder has delivered to the Company a written opinion of counsel to the effect that the exercise of the Warrant and the Warrant Shares to be delivered upon exercise hereof have been registered under the 1933 Act or an available exemption from the registration requirements thereunder.

The registered holder of this Series B Warrant Certificate may acquire any lesser number of Warrant Shares than the number of Warrant Shares which may be acquired for the Warrants represented by this Warrant Certificate. In such event, the holder shall be entitled to receive a new certificate for the balance of the Warrant Shares which may be acquired. No fractional Warrant Shares will be issued.

The Warrants represented by this Warrant Certificate are issued under and pursuant to a Warrant indenture (the “Indenture”) made as of   ●   , 2002 between the Company and the Trustee. Reference is made to the Indenture and any instrument supplemental thereto for a full description of the rights of the holders of the Warrants and the terms and conditions upon which the Warrants are, or are to be issued and held, with the same effect as if the provisions of the Indenture and all instruments supplemental thereto were set forth herein. By acceptance hereof, the holder assents to all provisions of the Indenture. In the event of a conflict between the provisions of the Warrant Certificate and the Indenture, the provisions of the Indenture shall govern. Capitalized terms used in the Indenture have the same meaning herein as therein unless otherwise defined.

In the event of any alteration of the Common Shares, including any subdivision, consolidation or reclassification, and in the event of any form of reorganization of the Company including any amalgamation, merger or arrangement, the holders of Warrants shall, upon exercise of the Warrants following the occurrence of any of those events, be entitled to receive the same number and kind of securities that they would have been entitled to receive had they exercised their Warrants immediately prior to the occurrence of those events.

The registered holder of this Warrant Certificate may at any time prior to the Expiry Date upon surrender hereof to the Trustee at its principal office in the City of Vancouver, exchange this Warrant Certificate for other certificates entitling the holder to acquire in the aggregate the same number of Warrant Shares as may be acquired under this Warrant Certificate.

The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Company or entitle the holder to any right or interest in respect thereof except as expressly provided in the Indenture or in this Warrant Certificate.

The Indenture provides that all holders of Warrants shall be bound by any resolution passed at a meeting of the holders held in accordance with the provisions of the Indenture and resolutions signed by the holders of Warrants entitled to acquire a specified majority of the Warrant Shares which may be acquired pursuant to all the outstanding Warrants.

This Warrant Certificate shall not be valid for any purpose whatsoever unless and until it has been certified by or on behalf of the Trustee.

Time shall be of the essence hereof. This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws applicable therein and shall be treated in all respects as a British Columbia contract.

2

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officers as of   ●   , 2002.

Bear Creek Mining Corporation

By:
President and Chief Executive Officer

3

EXERCISE FORM

TO: AND:	Bear Creek Mining Corporation Pacific Corporate Trust Company

(a)	The undersigned hereby exercises the right to acquire Common Shares of Bear Creek Mining Corporation (or such number of other securities or property to which such Series B Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Indenture referred to in the accompanying Series B Warrant Certificate in accordance with and subject to the provisions of such Indenture and encloses cash or a bank draft, certified cheque or money order in lawful money of the United States payable to Bear Creek Mining Corporation.

(b)	The Common Shares (or other securities or property) are to be issued as follows:

Name: (print clearly)

Address in full:

Social Insurance or Social Security Number:

Number of Common Shares:

Note: If further nominees intended, please attach (and initial) schedules giving these particulars.

Such securities (please check one):

(a)	* should be sent by first class mail to the following address:

OR

(b)	* should be held for pick up at the office of the Trustee at which this Series B Warrant Certificate is deposited.

If the number of Warrants exercised is less than the number of Warrants represented hereby, the undersigned requests that the new Series B Warrant Certificate representing the balance of the Warrants be registered in the name of *                              .

Such securities (please check one):

(a)	* should be sent by first class mail to the following address:

OR

(b)	* should be held for pick up at the office of the Trustee at which this Warrant Certificate is deposited.

If, at the time of exercise hereunder, the registration statement filed by Bear Creek Mining Corporation under the United States Securities Act of 1933 (the “1933 Act”) on Form SB-2 is no longer effective, then the undersigned represents, warrants and certifies as follows (if the registration statement is no longer effective, one of the following must be checked):

(A)	* the undersigned holder at the time of exercise of the Warrant is not in the United States, is not a “U.S. person” as defined in Regulation S under the 1933 Act and is not exercising the Warrant on behalf of, or for the account or benefit of a U.S. person and did not execute or deliver this subscription form in the United States; OR

(B)	* the undersigned holder has delivered to the Company and the Company’s transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Company) to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available.

The undersigned holder understands that unless Box (A) above is checked, the certificate representing the Common Shares issued upon exercise of the Series B Warrant will bear a legend restricting transfer without registration under the 1933 Act and applicable state securities laws unless an exemption form registration is available. A share certificate bearing such a legend is not considered to be good delivery under the Rules and Policies of the TSX Venture Exchange.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.

DATED the *                               day of *                              , *

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

1.	The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to Pacific Corporate Trust Company at its principal office at 10th Floor, 625 Howe Street, Vancouver, B.C., V6C 3B8. Certificates for Common Shares will be delivered or mailed within five business days after the exercise of the Warrants.

2

2.	If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form must be guaranteed by a Schedule “1” chartered bank or a member of an acceptable medallion guarantee program. The Guarantor must affix a stamp bearing the actual words ‘Signature Guaranteed”.

Please note — signature guarantees are not accepted from treasury branches or credit unions unless they are members of the Stamp Medallion Program.

3.	If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Company.

3

SCHEDULE C
to the Warrant Indenture between
Bear Creek Mining Corporation and
Pacific Corporate Trust Company
dated   ●   , 2002

FORM OF WARRANT CERTIFICATE — SERIES C WARRANTS

THESE WARRANTS ARE NON-TRANSFERRABLE.

THE PURCHASE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 4:30 P.M. (VANCOUVER TIME)    ●   , 200●

WARRANT CERTIFICATE

Warrant Certificate Number ●	SERIES C WARRANTS (“Warrants”) entitling the holder to acquire, subject to adjustment, one share of common stock for every one Warrant represented hereby

Bear Creek Mining Corporation

INCORPORATED UNDER THE LAWS OF THE YUKON TERRITORY

THIS IS TO CERTIFY THAT *                                              (hereinafter referred to as the “holder”) is the registered holder of the number of Warrants to purchase common shares (“Common Shares”) in the capital of Bear Creek Mining Corporation (the “Company”) as set forth in this Series C Warrant certificate (“Warrant Certificate”). Each Warrant represented hereby entitles the holder thereof to acquire one fully paid and non-assessable Common Share in the capital of the Company without par value, as such shares were constituted on   ●   , 2002 (a “Warrant Share”) in the manner and subject to the restrictions and adjustments set forth herein at any time and from time to time until 4:30 p.m. (Vancouver time) (the “Time of Expiry”) on   ●   , 200● (the “Expiry Date”), at a price of US$0.75.

The right to acquire Warrant Shares hereunder may only be exercised by the holder within the time set forth above by duly completing and executing the Exercise Form attached hereto by surrendering this Warrant Certificate to Pacific Corporate Trust Company (the “Trustee”) at the principal office of the Trustee in the City of Vancouver and remitting a certified cheque, bank draft or money order in lawful money of the United States payable to the order of the Company at par where this Warrant Certificate is so surrendered for the aggregate purchase price of the Warrant Shares so subscribed for.

These Warrants shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Trustee at the office referred to above.

Upon surrender of these Warrants, the person or persons in whose name or names the Warrant Shares issuable upon exercise of the Warrants are to be issued shall be deemed for all purposes (except as provided in the Indenture hereinafter referred to) to be the holder or holders of record of such Warrant Shares and the Company has covenanted that it will (subject to the provisions of the Indenture) cause a certificate or certificates representing such Warrant Shares to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within five Business Days.

If, at the time of exercise by the Warrantholder of any of the Warrants represented by this Warrant Certificate, the registration statement filed by the Company under the United States Securities Act of 1933 (the “1933 Act”) on Form SB-2 is no longer effective, then this Warrant may not be exercised in the United States or by or on behalf of a U.S. person, as such terms are defined in Regulation S under the 1933 Act, unless the Warrantholder has delivered to the Company a written opinion of counsel to the effect that the exercise of the Warrant and the Warrant Shares to be delivered upon exercise hereof have been registered under the 1933 Act or an available exemption from the registration requirements thereunder.

The registered holder of this Series C Warrant Certificate may acquire any lesser number of Warrant Shares than the number of Warrant Shares which may be acquired for the Warrants represented by this Warrant Certificate. In such event, the holder shall be entitled to receive a new certificate for the balance of the Warrant Shares which may be acquired. No fractional Warrant Shares will be issued.

The Warrants represented by this Warrant Certificate are issued under and pursuant to a Warrant indenture (the “Indenture”) made as of   ●   , 2002 between the Company and the Trustee. Reference is made to the Indenture and any instrument supplemental thereto for a full description of the rights of the holders of the Warrants and the terms and conditions upon which the Warrants are, or are to be issued and held, with the same effect as if the provisions of the Indenture and all instruments supplemental thereto were set forth herein. By acceptance hereof, the holder assents to all provisions of the Indenture. In the event of a conflict between the provisions of the Warrant Certificate and the Indenture, the provisions of the Indenture shall govern. Capitalized terms used in the Indenture have the same meaning herein as therein unless otherwise defined.

In the event of any alteration of the Common Shares, including any subdivision, consolidation or reclassification, and in the event of any form of reorganization of the Company including any amalgamation, merger or arrangement, the holders of Warrants shall, upon exercise of the Warrants following the occurrence of any of those events, be entitled to receive the same number and kind of securities that they would have been entitled to receive had they exercised their Warrants immediately prior to the occurrence of those events.

The registered holder of this Warrant Certificate may at any time prior to the Expiry Date upon surrender hereof to the Trustee at its principal office in the City of Vancouver, exchange this Warrant Certificate for other certificates entitling the holder to acquire in the aggregate the same number of Warrant Shares as may be acquired under this Warrant Certificate.

The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Company or entitle the holder to any right or interest in respect thereof except as expressly provided in the Indenture or in this Warrant Certificate.

The Indenture provides that all holders of Warrants shall be bound by any resolution passed at a meeting of the holders held in accordance with the provisions of the Indenture and resolutions signed by the holders of Warrants entitled to acquire a specified majority of the Warrant Shares which may be acquired pursuant to all the outstanding Warrants.

This Warrant Certificate shall not be valid for any purpose whatsoever unless and until it has been certified by or on behalf of the Trustee.

Time shall be of the essence hereof. This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws applicable therein and shall be treated in all respects as a British Columbia contract.

2

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officers as of    ●   , 2002.

Bear Creek Mining Corporation

By:
President and Chief Executive Officer

3

EXERCISE FORM

TO: AND:	Bear Creek Mining Corporation Pacific Corporate Trust Company

(a)	The undersigned hereby exercises the right to acquire Common Shares of Bear Creek Mining Corporation (or such number of other securities or property to which such Series C Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Indenture referred to in the accompanying Series C Warrant Certificate in accordance with and subject to the provisions of such Indenture and encloses cash or a bank draft, certified cheque or money order in lawful money of the United States payable to Bear Creek Mining Corporation.

(b)	The Common Shares (or other securities or property) are to be issued as follows:

Name: (print clearly)

Address in full:

Social Insurance or Social Security Number:

Number of Common Shares:

Note: If further nominees intended, please attach (and initial) schedules giving these particulars.

Such securities (please check one):

(a)	* should be sent by first class mail to the following address:

OR

(b)	* should be held for pick up at the office of the Trustee at which this Series C Warrant Certificate is deposited.

If the number of Warrants exercised is less than the number of Warrants represented hereby, the undersigned requests that the new Series C Warrant Certificate representing the balance of the Warrants be registered in the name of *                              .

Such securities (please check one):

(a)	* should be sent by first class mail to the following address:

OR

(b)	* should be held for pick up at the office of the Trustee at which this Warrant Certificate is deposited.

If, at the time of exercise hereunder, the registration statement filed by Bear Creek Mining Corporation under the United States Securities Act of 1933 (the “1933 Act”) on Form SB-2 is no longer effective, then the undersigned represents, warrants and certifies as follows (if the registration statement is no longer effective, one of the following must be checked):

(A)	* the undersigned holder at the time of exercise of the Warrant is not in the United States, is not a “U.S. person” as defined in Regulation S under the 1933 Act and is not exercising the Warrant on behalf of, or for the account or benefit of a U.S. person and did not execute or deliver this subscription form in the United States; OR

(B)	* the undersigned holder has delivered to the Company and the Company’s transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Company) to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available.

The undersigned holder understands that unless Box (A) above is checked, the certificate representing the Common Shares issued upon exercise of the Series C Warrant will bear a legend restricting transfer without registration under the 1933 Act and applicable state securities laws unless an exemption form registration is available. A share certificate bearing such a legend is not considered to be good delivery under the Rules and Policies of the TSX Venture Exchange.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.

DATED the *                               day of *                              , *

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

1.	The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to Pacific Corporate Trust Company at its principal office at 10th Floor, 625 Howe Street, Vancouver, B.C., V6C 3B8. Certificates for Common Shares will be delivered or mailed within five business days after the exercise of the Warrants.

2

2.	If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form must be guaranteed by a Schedule “1” chartered bank or a member of an acceptable medallion guarantee program. The Guarantor must affix a stamp bearing the actual words ‘Signature Guaranteed”.

Please note — signature guarantees are not accepted from treasury branches or credit unions unless they are members of the Stamp Medallion Program.

3.	If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Company.

3